UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2005

ELINEAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-27418  76-0478045
(Commission File Number)  (I.R.S. Employer Identification No.)

2901 West Sam Houston Pkwy, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ Written communications pursuant to Rule 425 under the Securities Act.

ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2005, eLinear, Inc. (the “Company”), amended that certain financing arrangement, entered into on February 28, 2005, for a total principal amount of $12 million with Laurus Master Fund, Ltd. (“Laurus”), Iroquois Capital LP (“Iroquois”), RHP Master Fund (“RHP”), Basso Private Opportunity Holding Fund Ltd. (“Basso Private”), and Basso Multi-Strategy Holding Fund Ltd. (“Basso Multi”, collectively, the “Investors”) by entering into a Supplement agreement with the Investors. Pursuant to the February 28, 2005 financing arrangement, as described in the Company’s Form 8-K filed on March 3, 2005, 80% (net of applicable fees) of the $12 million total principal amount was held in restricted accounts for each respective investor.

The Supplement modifies the February 2005 financing arrangement by (i) releasing all the funds held in the restricted account, of which $7,200,000 was pre-paid to the respective Investors without penalty and the remaining amount, approximately $2,138,921, held in the restricted account was funded to the Company; (ii) canceling the notes issued pursuant to the February 2005 financing arrangement and issuing new notes to each Investor for their respective total principal amount of $5,054,566.66 that included (x) the 20% (including applicable fees) of the February 2005 financing funded to the Company in February 2005; (y) the funds released from the restricted accounts to the Company pursuant to the Supplement; and (z) the interest accrued on the funds held in the restricted account from March 2005 until July 14, 2005; (iii) granting the Investors a right to participate in their pro rata portion of 60% of any future financing of the Company for one year; and (iv) issuing warrants exercisable after January 14, 2006 at an above market price into an aggregate of 991,667 shares of common stock to Iroquois, RHP, Basso Private and Basso Multi. The terms between the Company and each of the respective Investors are substantially similar.

The new notes are secured by all of the Company and its subsidiaries’ assets. The payment of interest and principal, under certain circumstances, may be made with shares of the Company common stock at a conversion price of no less than $1.00 per share. The new notes will accrue interest at a rate per annum equal to the “prime rate” published in the Wall Street Journal plus seventy five basis points, as may be adjusted. The Company has the ability to prepay any amounts owed under these new notes at 115% of the principal amount. The Company is obligated to make monthly payments, either in cash or stock as determined by the new notes, beginning on August1, 2005 for the total principal of the new notes, plus applicable interest (the “Monthly Payment”). The Monthly Payment will be made (i) automatically by a conversion in stock at a “Fixed Conversion Price”, (ii) at the discretion of the Company at a reduced conversion price, but no less than $1.00, or (iii) in cash paid by the Company at 101% of the Monthly Payment. The Monthly Payments shall be automatically made, subject to volume limitation, in Company common stock at the Fixed Conversion Price if (i) the shares of the Company common stock underlying the shares of the notes are registered; and (ii) the average trading price of the Company common stock for the five days preceding the Monthly Payment is greater than 110% of the Fixed Conversion Price. If the Monthly Payment is not automatically converted into shares of Company common stock because the average trading price of the Company common stock for the five trading days prior to due date of the Monthly Payment is less than 110% of the Fixed Conversion Price, the Company may, at its discretion, make the Monthly Payment in Company common stock at a conversion price equal to 85% of the average trading price of the Company common stock for the five lowest closing days for the 22 trading days prior to the Company’s notice, but in no case shall the conversion price be less than $1.00. The Fixed Conversion Price is $1.00, subject to adjustment, but in no case reduced to less than $1.00.

The Investors may convert all or any portion of the principal amounts of their respective new notes, including any accrued interest or fees thereon at the Fixed Conversion Price.

Notwithstanding the foregoing, the Company’s right to issue shares of its common stock in payment of obligations under the new notes shall be subject to the limitation that the number of aggregate shares of common stock issued to each Investor shall not exceed 25% of the aggregate dollar trading volume of the Company common stock for the 22 trading days immediately preceding the date on which the conversion is to occur.

The Investors may not exercise the warrants issued pursuant to the Supplement until January 14, 2006 and are exercisable until January 14, 2013, of which 466,667 of the warrants are exercisable at $1.50 and 525,000 are exercisable at $1.75.

The Company has agreed to file a registration statement with the Securities and Exchange Commission by August 13, 2005 in order to register the resale of the shares of common stock underlying the new notes, the shares issuable upon exercise of the warrants issued in February 2005, and the warrants issued in connection with the Supplement. If the Company fails to meet this deadline, if the registration statement is not declared effective prior to October 27, 2005, if the registration statement ceases to remain effective, or certain other events occur, the Company has agreed to pay the Investors liquidated damages of 1.25% of the principal amount of the new notes per month; except that the Company will only have to pay 50% of the liquidated damages if the registration statement is not declared effective by the Securities and Exchange Commission under certain circumstances.

This summary description of the financing arrangements with the Investors does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and the other documents and instruments that are filed as exhibits to this current report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    As more fully described above, the Company entered a supplement, on July 14, 2005, of the financing arrangements, for up to $12 million, entered into on February 28, 2005 with the Investors. The notes issued in February 2005 were cancelled and new notes were which are convertible, upon certain terms, by the Company and the Investors were issued.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described above, the Company issued (i) new convertible notes for up to $5,054,566.66, the principal amount of which is convertible into up to 5,054,567 shares of Company common stock, depending on the conversion price, which shall not be less than $1.00, and (ii) warrants to purchase a total of 991,667 shares of Company common stock. The Company issued the new notes and warrants pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended, by Section 4(2).

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
                                Inapplicable.

(b)	Pro Forma Financial Information.
Inapplicable.

(c)	Exhibits

Exhibit Number  Exhibit Description

10.01	Form of Supplement, dated July 14, 2005, by and between eLinear, Inc. and Investor.
10.02	Form of Warrant A, dated as of July 14, 2005, by and between eLinear, Inc. and Investor.
10.03	Form of Warrant B, dated as of July 14, 2005, by and between eLinear, Inc. and Investor.
10.04	Form of Amended and Restated Secured Convertible Term Note, dated as of July 14, 2005, by and between eLinear, Inc. and Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINEAR, INC.

By: /s/ Michael Lewis__________
Michael Lewis,
Chief Executive Officer

DATE: July 20, 2005